UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2008

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2008, the Board of Directors (the “Board”) elected Gregg A. Ostrander to the Board as part of the class with a term expiring in April 2011.  Mr. Ostrander has been appointed to serve on the Board’s Audit and Compensation Committees.  In connection with his election, Mr. Ostrander was granted restricted share units having a value of $50,000.

Also, on August 4, 2008, Carol P. Lowe relinquished her position as Vice President and Chief Financial Officer of the Company and was appointed by the Board President of the Company’s wholly-owned subsidiary Trail King Industries, Inc., both effective November 1, 2008.

Further, on August 4, 2008, the Board appointed Steven J. Ford as Vice President and Chief Financial Officer of the Company, effective November 1, 2008.  Mr. Ford, age 48, joined the Company in 1995 as Vice President, General Counsel and Secretary and continues to serve in that role.  Mr. Ford will retain his responsibilities as General Counsel and Secretary. Each year at its May meeting, the Board elects individuals to serve as officers of the Company for the following year.

At the time of the filing of this report, the Company has not entered into any material plan, contract or arrangement to which Mr. Ford is a party or in which he participates, or any material amendment, in connection with the appointment described above.

A copy of the related press releases are filed with this report as Exhibits 99.1 and 99.2.

Item 9.01.               Financial Statements and Exhibits.

                (d)           Exhibits

                                See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 8, 2008	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing election of Mr. Gregg A. Ostrander to the Board of Directors of the Company.

99.2	Press release announcing management changes.